UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________ Form 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023
EASTMAN KODAK COMPANY (Exact name of registrant as specified in its charter)
New Jersey (State or other jurisdiction of incorporation)	1-87 (Commission File Number)	16-0417150 (IRS Employer Identification No.)
343 State Street Rochester, NY 14650 (Address of principal executive offices with zip code)
(800) 356-3259 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KODK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On August 23, 2023, B. Thomas Golisano resigned as a member of the Board of Directors (the “Board”) of Eastman Kodak Company (the “Company”). Mr. Golisano’s resignation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of New Director

On August 23, 2023, David P. Bovenzi was appointed to the Board and the Compensation, Nominating and Governance Committee of the Board. Mr. Bovenzi, 52, serves as Chief Investment Officer of Grand Oaks Capital, a private investment firm, having served in that position since November 2016. Prior to joining Grand Oaks Capital, Mr. Bovenzi served as Managing Director and Portfolio Manager at U.S. Trust and its successor, Bank of America Private Bank, structuring investment portfolios for high-net-worth individuals and managing teams of investment professionals across the Northeast. Mr. Bovenzi also serves on the boards of directors of a number of private portfolio companies, serves on the investment committee of the George Eastman Museum and serves as the chairman of the investment committee of McQuaid Jesuit High School.

Mr. Bovenzi is succeeding Mr. Golisano as the designee of GO EK Ventures IV, LLC (the “Investor”) on the Board. In connection with the purchase by the Investor of Series C Preferred Stock of the Company pursuant to the Series C Preferred Stock Purchase Agreement between the Company and the Investor dated as of February 26, 2021 (the “Purchase Agreement”), the Company granted the Investor the right to nominate at the Company’s annual or special shareholder meetings one member to the Board (the “Designee”) and to nominate a successor to fill any vacancy created by the Designee ceasing to serve on the Board for any reason during his or her term. This right expires upon the earlier to occur of the third anniversary of the initial issuance of the Series C Preferred Stock or the Investor ceasing to directly or indirectly hold at least a majority of the shares of Series C Preferred Stock purchased pursuant to the Purchase Agreement or the Common Stock received upon the conversion of such shares. Pursuant to the Purchase Agreement, Mr. Bovenzi is entitled to the same retainer, equity compensation and other fees or compensation, including travel and expense reimbursement, paid to the non-executive directors of the Company for his service as a director. In accordance therewith, on August 23, 2023 Mr. Bovenzi was granted 14,778 restricted stock units as equity compensation for the period from August 23, 2023 through the Company’s 2024 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY
(Registrant)

By: /s/ Roger W. Byrd
Roger W. Byrd
General Counsel, Secretary and Senior Vice President

Date:  August 25, 2023
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